NYSE: HOMB | 1st Quarter Earnings Call www.homebancshares.com Exhibit 99.2

NON-GAAP FINANCIAL MEASURES This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The management of Home BancShares, Inc. (the “Company”) uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre- tax, pre-provision, net income (PPNR); PPNR, as adjusted; return on average assets, as adjusted; efficiency ratio, as adjusted; and tangible book value per share--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non- GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx. 2

NET INCOME 3 During the first quarter of 2026, the Company delivered stable and resilient earnings performance, with net income of approximately $118.2 million, consistent with the prior quarter and up year over year. Net income, as adjusted (non-GAAP)(1), of approximately $118.2 million further reflects the strength and sustainability of underlying operations. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx.

PRE-TAX, PRE-PROVISION NET INCOME 4 The chart below reflects solid year-over-year growth in pre-tax, pre-provision net revenue (PPNR) during the first quarter of 2026, reflecting continued strength in operating performance. PPNR totaled approximately $152.7 million, representing an increase of $5.6 million, or 3.8%, compared to the first quarter of 2025. PPNR, as adjusted (non-GAAP)(1), increased $9.9 million, or 6.9%, year over year to approximately $152.7 million, underscoring improved underlying profitability and disciplined expense management. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx.

NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE 5 Net interest income after credit loss expense increased by $6.2 million from Q4 2025 to Q1 2026 and $8.7 million on a year over year basis. These results reflect a generally upward trend throughout the periods presented, supported by effective balance sheet management and stable credit performance. Despite normal quarterly variability, the Company delivered consistent, high-quality earnings, underscoring the strength and resilience of its net interest income.

NON-INTEREST INCOME 6 Non-interest income was $42.8 million for the first quarter of 2026, reflecting a normalization from the levels experienced in prior quarters, primarily due to certain non-continuing other income items. Results remained supported by a diversified mix of revenue streams, with performance over the prior several quarters demonstrating the Company’s ability to generate stable non-interest income despite typical quarterly variability. Management continues to emphasize disciplined execution and strategic growth initiatives to support long-term, sustainable income generation.

TOTAL REVENUE (NET) 7 Total revenue (net) during the first quarter of 2026 was approximately $266.7 million, representing an increase of $6.6 million, or 2.5%, year over year. While revenue moderated from the fourth quarter, results demonstrate the durability of the Company’s revenue base and provide a strong foundation for further growth as 2026 progresses.

EXPENSES 8 During the first quarter of 2026, the Company demonstrated continued expense discipline and effective balance sheet management. Interest expense declined to $87.1 million primarily due to the declining interest rate environment. Non-interest expense remained well controlled at approximately $114.0 million, consistent with prior quarter levels. Together, these trends highlight the Company’s focus on cost efficiency and operating discipline, supporting strong operating leverage and overall earnings performance.

EFFICIENCY RATIO 9 The Company continued to demonstrate strong operating discipline throughout Q1 2026, posting an efficiency ratio of 41.6%. While modestly higher than the fourth quarter level, the efficiency ratio reflects continued, effective expense management and remains well controlled. The efficiency ratio, as adjusted (non-GAAP)(1), of approximately 42.0% underscores the consistency of underlying operating efficiency, highlighting the Company’s ability to balance investment in growth with disciplined cost management. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx.

RETURN ON AVERAGE ASSETS 10 The Company delivered strong and improving return on average assets (ROA) during the first quarter of 2026, with an ROA of approximately 2.09%. This performance reflects both a year over year and sequential quarterly increase, underscoring continued balance sheet efficiency and disciplined execution. ROA, as adjusted (non-GAAP)(1), also increased to approximately 2.09%, demonstrating consistent earnings quality and effective asset utilization. Overall, Q1 2026 ROA highlights the Company’s ability to generate attractive returns while maintaining operational and financial stability. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx.

NET INTEREST MARGIN 11 The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

BOOK VALUE PER SHARE 12 Book value per share increased to $22.15 at March 31, 2026, representing steady growth from $20.40 at March 31, 2025. Tangible book value per share (non-GAAP)(1) also rose consistently to $14.87 over the same period. The continued sequential improvement reflects retained earnings growth and disciplined capital management, underscoring the Company’s ability to build shareholder value through a range of operating conditions. Book value per share and tangible book value per share (non-GAAP)(1) as of March 31, 2026 are both records for the Company. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended March 31, 2026, available at https://www.homebancshares.com/news-events/news/default.aspx.

CONTACT INFORMATION 13 Corporate Headquarters Home BancShares, Inc. 719 Harkrider Street, Suite 100 P.O. Box 966 Conway, AR 72033 Financial Information Donna Townsell Director of Investor Relations (501) 328-4625 Website www.homebancshares.com

NYSE: HOMB | 1st Quarter Earnings Call www.homebancshares.com